                                                                     EXHIBIT 4.3

                                                                       EXHIBIT A

                                  FORM OF NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(e)(viii) HEREOF. THE PRINCIPAL AMOUNT AND THE INTEREST THEREON REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(e)(viii) OF THIS NOTE.



                                CONVERTIBLE NOTE


______ __, 200_                                                      $__________

        FOR VALUE RECEIVED, KOMAG, INCORPORATED, a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of __________________ or registered assigns ("HOLDER") the principal amount of ____________________ Dollars ($___________), on the Maturity Date (as defined below), and to pay simple interest ("INTEREST") on the unpaid principal balance hereof at the rate of 8.0% per annum from the date hereof until the same becomes due and payable, whether at, maturity (or upon payment of principal in full if the Maturity Date (as defined below) is extended or delayed pursuant to Section 23) or upon acceleration or by conversion or redemption in accordance with the terms hereof or otherwise. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable at the time of conversion or redemption of the principal to which such interest relates in accordance with Section 1 hereof. Any amount of interest on this Note, including Liquidity Default Interest (as Defined in
Section 3), which is not paid when due shall bear interest at the rate of 12.25% per annum from the date thereof until the same is paid ("DEFAULT INTEREST").

        1. Payments of Principal and Interest. All payments of principal and interest on this Note (to the extent such principal and/or interest is not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated June 1, 2000, pursuant to which this Note was originally issued (the "SECURITIES PURCHASE AGREEMENT"). This Note and the Other Notes issued by the Company pursuant to the Securities Purchase Agreement are collectively referred to in this Note as the"NOTES".

        2. Conversion of Notes. This Note shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 2.

                (a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

                        (i) "ADDITIONAL AMOUNT" means, with respect to any
                principal amount of the Note, the sum of (A) Interest, (B) Liquidity Default Interest and (C) Default Interest, if any, on the interest referred to in the immediately preceding clauses
                (A) and (B).

                        (ii) "APPROVED STOCK PLAN" means any employee benefit
                plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

                        (iii) "CLOSING SALE PRICE" means, for any security as of
                any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade

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                price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the lowest ask price and the lowest bid price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Notes. If the Company and the holders of Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.


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                        (iv) "CONVERSION PRICE" means, as of any Conversion Date
                (as defined below) or other date of determination (A) with respect to any Notes issued on the Initial Issuance Date, 115% of the average of the Closing Sale Prices of the Common Stock for the five consecutive trading days immediately following the first (1st) trading day immediately following the date on which the Company files the Bank Debt Form 8-K (as defined in Section 4(h) of the Securities Purchase Agreement) with the Securities Exchange Commission and (B) with respect to any Notes issued pursuant to an Additional Note Notice (as defined in the Securities Purchase Agreement) given on a related Additional
                Note Notice Date (as defined in the Securities Purchase Agreement), the product of (y) the Market Price (as defined below) on such Additional Note Notice Date and (z) 115%, in each case subject to adjustment as provided herein.

                        (v) "CONVERSION AMOUNT" means the sum of (A) the
                principal amount of this Note to be converted, redeemed or otherwise with respect to which this determination is being made and (B) the Additional Amount with respect to such principal amount.

                        (vi) "CONVERTIBLE SECURITIES" means any stock or
                securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

                        (vii) "INITIAL ISSUANCE DATE" means the first date on
                which any Notes are issued pursuant to the Securities Purchase Agreement.

                        (viii) "ISSUANCE DATE" means, with respect to each Note,
                the date of issuance of the applicable Note.

                        (ix) "HOLDERS" means, the holder of this Note and the
                holders of the Other Notes.

                        (ix) "MARKET PRICE" means, as of any date of
                determination, the average of the Closing Sale Prices of the Common Stock for the five (5) consecutive trading days immediately preceding such date of determination.

                        (x) "MATURITY DATE" means the date which is 5 years
                after the Issuance Date of the applicable Note, subject to extension pursuant to Section 2(e)(vii).

                        (xi) "MINIMUM CONVERSION AMOUNT" means a Conversion
                Amount equal to $400,000.


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                        (xii) "OTHER NOTES" means the convertible notes, other
                than this Note, issued by the Company pursuant to the Securities Purchase Agreement.

                        (xiii) "PERSON" means an individual, a limited liability
                company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                        (xiv) "PRINCIPAL MARKET" means the Nasdaq National
                Market.

                        (xv) "OPTIONS" means any rights, warrants or options to
                subscribe for or purchase Common Stock or Convertible
                Securities.

                (b) Holder's Conversion Right; Mandatory Redemption. Subject to the provisions of Sections 2(d) and 2(e)(i)(A), at any time or times on or after the Issuance Date (as defined below), the Holder shall be entitled to convert any part of the outstanding and unpaid Conversion Amount of this Note into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d), at the Conversion Rate (as defined below). If any Conversion Amount of this Note remains outstanding on the Maturity, then, pursuant to Section 2(e)(vii), all of such Conversion Amount shall be redeemed by the Company. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of this Note by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share.

                (c) Conversion Rate. The number of shares of Common Stock issuable upon conversion of a Conversion Amount of this Note pursuant to
        Section 2(b) shall be determined according to the following formula (the "CONVERSION RATE"):

                                Conversion Amount
                                -----------------
                                Conversion Price

                (d) Limitations on Beneficial Ownership. The Company shall not effect any conversion of this Note and the Holder shall have no right to convert this Note into shares of Common Stock to the extent that, after giving effect to such conversion the Holder (together with the Holder's affiliates), through conversion of this Note or otherwise, would have acquired beneficial ownership of a number of shares of Common Stock during the 60-day period ending on and including the date such conversion was implemented (the "60 DAY PERIOD"), which, when added to the number of shares of Common Stock beneficially owned by the Holder and its affiliates at the beginning of the 60 day Period, is in excess of 10.00% of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number


                                      -5-
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        of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or
        (3) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion of this Note by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                (e) Mechanics of Conversion. The conversion of this Note at the option of the Holder shall be conducted in the following manner:

                        (i) Holder's Delivery Requirements. To convert this Note
                into shares of Common Stock on any date (the "CONVERSION DATE"), the Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 3:00 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Company for a Conversion Amount equal to or greater than the Minimum Conversion Amount and (B) if required by Section 2(e)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original Note being converted (or an indemnification undertaking with respect to such Note in the case of its loss, theft or destruction).

                        (ii) Company's Response. Upon receipt by the Company of
                a copy of a Conversion Notice, the Company (1) shall promptly, and in no event later than one (1) Business Day after receipt, immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Company's designated transfer agent (the "TRANSFER AGENT"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (2) on or before the second Business Day following the date of receipt by the Company of such Conversion Notice (the "SHARE DELIVERY DATE"), (A) issue and deliver to the address as specified in the Conversion Notice,


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

                a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, provided, however, if the shares of Common Stock to which a Holder shall be entitled are delivered through DTC, the Company shall be in compliance with this Section 3(e)(ii) if such shares of Common Stock are credited to the Holders or its designee's balance account with DTC on or before 12 p.m. Eastern Time on the third Business Day following receipt by the Company of such Conversion Notice. Subject to Section 2(e)(viii), if less than the Conversion Amount of this Note is submitted for conversion, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Note (the "NOTE DELIVERY DATE") and at its own expense, issue and deliver to the Holder a new Note for the outstanding principal amount not converted.

                        (iii) Dispute Resolution. In the case of a dispute as to
                the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent investment bank selected by the Company and approved by the Holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall use its best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than three (3) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                        (iv) Record Holder. The person or persons entitled to
                receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.


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                        (v) Company's Failure to Timely Convert.

                                (A) Cash Damages. If within five (5) Business
                        Days after the Company's receipt of a facsimile or other copy of the Conversion Notice the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of this Note, in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement, the Company shall pay additional damages to such Holder for each date after the Share Delivery Date such conversion is not timely effected in an amount equal to 0.25% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date (which damages shall not exceed 18% for each failure to deliver certificates or to credit a Holders balance account with DTC in accordance with Section 2(e)(ii)). If the Company fails to pay the additional damages set forth in this
                        Section 2(e)(v) within five Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

                                (B) Void Conversion Notice; Adjustment to
                        Conversion Price. If for any reason the Holder has not received all of the shares of Common Stock prior to the twentieth (20th) Business Day after the expiration of the Share Delivery Date with respect to a conversion of this Note, then the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any principal amount of this Note that has not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(e)(v)(A) or otherwise. Thereafter, the Conversion Price of the principal amount of this Note returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price as in effect on the date on which the Holder voided the Conversion Notice and (II) the lowest Closing Sale Price during the period beginning on the


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

                        Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Note.

                        (vi) Pro Rata Conversion. In the event the Company
                receives a Conversion Notice from more than one Holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of the Notes submitted for conversion, the Company shall convert from each Holder electing to have Notes converted at such time a pro rata amount of such holder's Conversion Amount submitted for conversion based on the principal amount of the Notes submitted for conversion on such date by such Holder relative to the Conversion Amount of all Notes submitted for conversion on such date.

                        (vii) Mandatory Redemption at Maturity. If any
                Conversion Amount of this Note remains outstanding on the Maturity Date, then all of the Conversion Amount shall be redeemed as of such date (a "MATURITY DATE MANDATORY REDEMPTION") for an amount in cash equal to the Conversion Amount on the Maturity Date (the "MATURITY DATE REDEMPTION PRICE"). On the Maturity Date the Company shall pay to the Holder, by wire transfer of immediately available funds, an amount equal to the Maturity Date Redemption Price. If the Company shall fail to redeem all of the Conversion Amount of this Note outstanding on the Maturity Date by payment of the Maturity Date Redemption Price, then in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and the Registration Rights Agreement between the Company and the initial holders of the Notes (the "REGISTRATION RIGHTS AGREEMENT"), the Holder shall have the option to require the Company to convert any or all of the Conversion Amount and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into the number of shares of Common Stock the Holder would have received if the Holder had given a Conversion Notice for such Conversion Amount (together with any interest thereon) on the Maturity Date.

                        (viii) Book-Entry. Notwithstanding anything to the
                contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender this Note to the Company unless the full Conversion Amount represented by this Note is being converted. The Holder and the Company shall maintain records showing the Conversion Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing


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                in the aggregate the remaining Conversion Amount represented by this Note. The Holder and any assignee, by acceptance of a this Note or such new Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of this Note, the Conversion Amount (including the principal of this Note) represented by this Note may be less than the principal amount and the accrued interest set forth on the face hereof. The conversion of any Conversion Amount shall reduce both principal and interest under this Note such that the sum of the principal so converted and the accrued and unpaid interest on such converted principal is equal to such Conversion Amount.

                (f) Taxes. The Company shall pay any and all taxes, other than income taxes, that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Notes.

                (g) Adjustments to Conversion Price -- Dilution and Other Events. In addition to any other adjustments provided herein, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(g).

                        (i) Adjustment of Conversion Price upon Subdivision or
                Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                        (ii) Other Events. If any of the following events occur:
                the granting of stock appreciation rights, phantom stock rights or other rights with equity features, then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this
                Section 2(g).

                        (iii) Notices.

                                (A) Promptly upon any adjustment of the
                        Conversion Price, and in no event later than two (2) Business Days after such adjustment, the Company will give written notice thereof to the Holder of this Note setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                                (B) The Company will give written notice to the
                        Holder of this Note at least ten (10) days prior to the date on which the Company closes


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                        its books or takes a record (I) with respect to any
                        dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to each such holder.

                                (C) The Company will also give written notice to
                        the Holder of this Note at least ten (10) days prior to the date on which any Organic Change (as defined below), dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to each such holder.

        3. Adjustments Upon a Liquidity Default.

                (a) Liquidity Defaults. A "LIQUIDITY DEFAULT" shall be deemed to have occurred at such time as any of the following events:

                        (i) the failure of a Registration Statement (as defined
                in the Registration Rights Agreement) to be declared effective by the Securities and Exchange Commission (the "SEC") on or prior to the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

                        (ii) while a Registration Statement is required to be
                maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of such Holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement (other than due to any Allowable Grace Period (as defined in the Registration Rights Agreement)), and such lapse or unavailability continues for a period of 10 consecutive trading days;

                        (iii) the Company's notice to any Holder of Notes,
                including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes and other than if such notice is to inform the Holder that the Company shall not be obligated to issue the shares of Common Stock issuable upon such conversion of Notes due to the provisions of Section 9;

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                        (iv) the failure of the Company to deliver all of the
                shares of Common Stock to the Holder with respect to a conversion of this Note prior to the tenth (10th) Business Day after a Share Delivery Date.

        As soon as practicable but in no event later than one (1) Business Day after a Liquidity Default Date (as defined below), the Company shall deliver written notice thereof via facsimile and overnight courier to each Holder. A "LIQUIDITY DEFAULT DATE" means the date on which a Liquidity Default first occurs for each occurrence of a Liquidity Default.

                (b) Rights of the Holders upon the Occurrence of a Liquidity Default. In addition to any other remedies the Holders of the Notes may have at law or in equity, if a Liquidity Default occurs then:

                        (i) Upon the occurrence of each Liquidity Default, the
                Company shall be obligated to pay an additional interest equal to Ten and One-Forth Percent (10.25%) per annum on the unpaid principal balance from the applicable Liquidity Default Date which shall be due and payable in cash on the first day of every month following such Liquidity Default Date, subject to increase pursuant to Section 3(b)(iii) (each a "LIQUIDITY DEFAULT INTEREST"). The Liquidity Default Interest for a specific Liquidity Default shall commence accruing on the applicable Liquidity Default Date and shall cease to accrue on:

                                (A) for a Liquidity Default resulting from
                        Sections 3(a)(i), 3(a)(ii) or 3(a)(iv), the date such Liquidity Default is cured; and

                                (B) for a Liquidity Default resulting from
                        Section 3(a)(iii), the date the Company notifies the Holders in writing that it will honor requests for conversion of the Notes into shares of Common Stock that are tendered in accordance with the provisions of the Notes.

                Liquidity Default Interest shall be computed on the basis of a 365-day year and actual days elapsed.

                        (ii) Upon the occurrence of each Liquidity Default (and
                from time to time as applicable), the Conversion Price of the Notes shall be permanently adjusted (subject to further adjustment pursuant to the Notes subsequent to such adjustment) to equal the lesser of (I) the Conversion Price in effect on the applicable Liquidity Default Date and (II) the product of (a)
                0.80 multiplied by (b) the Market Price on such Liquidity Default Date.

                        (iii) Upon the occurrence of each Liquidity Default and
                so long as Liquidity Default Interest accrues on such Liquidity Default, (A) the applicable Liquidity Default Interest rate shall be increased by One-Half Percent (0.5%) on the first day of every calendar month following the applicable Liquidity Default

                Date and (B) the Conversion Price in effect on each day subsequent to a Liquidity Default Date for each Liquidity Default shall be permanently reduced (subject to further adjustment pursuant to the Notes subsequent to such adjustment) by an amount equal to the product of (a) the Conversion Price in effect as of such date and (b) 0.0001667. The percentage increase to the Liquidity Default Interest provided for in the preceding sentence shall be pro rated for the first day of the first month following a Liquidity Default Date based on the number of days which elapsed from such Liquidity Default Date to the first day of the month following such Liquidity Default Date divided by 30.

        4. Other Rights of Holder.

                (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") a written agreement (in form and substance reasonably satisfactory to the holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding) to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and reasonably satisfactory to the holders the Notes representing a majority of the Conversion Amounts of the Notes then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Notes representing a majority of the Conversion Amounts of the Notes then outstanding) to insure that each of the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of this Note such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of this Note).

                (b) Optional Redemption Upon Change of Control. In addition to the rights of the Holder under Section 4(a), upon a Change of Control (as defined below) of the Company the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Conversion Amount represented by this Note equal to the sum of
        (A) the principle amount of this Note to be redeemed and (B) the Additional

        Amount related to such principle amount ("CHANGE OF CONTROL REDEMPTION PRICE"). No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF CHANGE OF CONTROL") to the Holder. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control) and ending on the date of such Change of Control, the Holder may require the Company to redeem all or a portion of the Conversion Amount of this Note then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION UPON CHANGE OF CONTROL") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the Conversion Amount the Holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any Holder of Notes, the Company shall promptly, but in no event later than five (5) Business Days following such receipt, notify the Holder of this Note by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneous with the consummation of the Change of Control. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control. For purposes of this Section 4(b), "CHANGE OF CONTROL" means
        (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction will continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

                (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights, provided that this section shall not be applicable to the exchange or conversion of the Senior Debt into any other security of the Company.

                (d) Participation. The Holder shall, as a holder of this Note, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for such dividends and distributions, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the dividends or distributions. Payments or distributions under the preceding sentence shall be made concurrently with the dividends or distributions to the holders of the Common Stock.

        5. Conversion at the Company's Election. Subject to Section 2(d), on any date which is (A) during the period beginning on the date which is two years after the Issuance Date of this Note and ending on the Maturity Date and (B) a date on which the Closing Sale Price of the Common Stock has been greater than 200% of the Conversion Price in effect on the Issuance Date of the applicable Notes (subject to adjustment for stock splits, stock dividends, stock combinations and other similar events) on any seven (7) trading days during the ten (10) consecutive trading days immediately preceding such date, the Company shall have the right, in its sole discretion, to require that all or any portion of the outstanding Conversion Amount of this Note be converted ("COMPANY'S CONVERSION ELECTION") at the applicable Conversion Rate; provided that the Conditions to Conversion at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Company's Conversion Election by providing the Holder of the Notes written notice ("COMPANY'S CONVERSION ELECTION NOTICE") on such date by facsimile and overnight courier. The date on which each of the holders of the Notes issued on the Issuance Date receives the Company's Conversion Election Notice is referred to in this Note as the "COMPANY'S CONVERSION ELECTION NOTICE DATE". If the Company elects to require conversion of some, but not all, of the Conversion Amounts of the Notes issued on the Issuance Date then outstanding, the Company shall require conversion of the pro rata amount from each Holder of such Notes based on the principal amount of Notes held by such Holder on the Company's Conversion Election Notice Date relative to the aggregate principal amount of all Notes outstanding on such date (such amount with respect to the Holder being referred to herein as its "PRO RATA CONVERSION AMOUNT"). The Company's Conversion Election Notice shall indicate (x) the Conversion Amount of Notes held by each Holder of Notes the Company has selected for conversion, (y) the date selected by the Company for conversion ("COMPANY'S ELECTION CONVERSION DATE"), which date shall be 10 Business Days after the Company's Conversion Election Notice Date, and (z) each holder's pro rata share of Conversion Amounts of the Notes selected for conversion as determined in accordance with the immediately preceding sentence. Subject to the satisfaction of all the conditions of this Section 5, on the Company's Election Conversion Date the Holder of this Note will be deemed to have submitted a Conversion Notice in accordance with Section 2(e)(i) for a Conversion Amount equal to the Holder's Pro Rata Conversion Amount. "CONDITIONS TO CONVERSION AT THE COMPANY'S ELECTION" means the following conditions: (i) during the period beginning on and including the Issuance Date and ending on and including the Company's Election Conversion Date, the Company shall not have failed on more than two occasions to deliver shares of Common Stock upon conversion of the this Note to the Holder within five (5) Business Days of the Company's Receipt of a facsimile or other copy of a Conversion Notice; (ii) during the period beginning on and including the date which is 30 days prior to the Company's Conversion Election Notice Date and ending on and including the Company's Election Conversion Date, the Company shall have delivered shares of Common Stock upon conversion of this Note to the Holder within five (5) Business Days of the Company's receipt of a facsimile or other copy of a Conversion Notice; (iii) during the period beginning on and including the Company's Conversion Election Notice Date and ending on and including the Company's Election Conversion Date the Closing Sale Price of the Common Stock is greater than 150% of the Conversion Price in effect on the Issuance Date of the applicable Notes (subject to adjustment for stock splits, stock dividends, stock combinations and other similar events); (iv) during the period beginning on and including the date which is 30 days prior to the Company's Conversion Election Notice Date and ending on and including the Company's Election Conversion Date the Company otherwise has satisfied its obligations in all material respects under this Note, the Securities Purchase Agreement and the Registration Rights Agreement; and (v) the Company is not in default in any material respect under this Note, the Securities Purchase Agreement and the Registration Rights Agreement.

        6. Reservation of Shares. The Company shall, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the principal amount of the Notes then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 140% of the number of shares of Common Stock for which the principal amount of the Notes are at any time convertible (without regard to any limitations on conversions). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Notes based on the principal amount of the Notes held by each Holder at the time of issuance of the Notes or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Notes, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining Holders, pro rata based on the principal amount of the Notes then held by such Holders.

        7. Voting Rights. Holders shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

        8. Restriction on Redemption and Cash Dividends. Until all of the Conversion Amount of this Note has been converted, redeemed or otherwise satisfied as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the holders of Notes representing at least fifty-one percent (51%) of the Conversion Amount of the Notes then outstanding, except for payments on convertible securities of the Company.

        9. Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note in excess of 19.99% of the number of shares of Common Stock outstanding on the Initial Issuance Date if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Notes (the "EXCHANGE CAP") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the principal amount of the Notes then outstanding. Until such approval or written opinion is obtained, or such action is taken by the required number of holders of the Notes, no purchaser of Notes pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of this Note, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the principal amount of the Notes issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement (the "CAP ALLOCATION AMOUNT"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any Holder of Notes, shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Notes on a pro rata basis in proportion to Conversion Amount of Notes then held by each such Holder.

        10. Reissuance of Notes. Subject to Section 2(e)(viii) in the event of a conversion or redemption pursuant to this Note of less than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed.

        11. Defaults and Remedies.

                (a) Events of Default. An "EVENT OF DEFAULT" is: (i) on or after the Maturity Date, the default (A) for thirty (30) days in payment of Interest, Liquidity Default Interest or Default Interest or (B) in payment of principal on this Note; (ii) the default in payment of the principal amount of this Note when and as due; (iii) the breach by the Company of any representation, warranty, covenant (other than Section 4(o) of the Securities Purchase Agreement) or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 30 days; (iv) the occurrence of a Liquidity Default pursuant to Sections 3(a)(iii) or 3(a)(iv); (v) the occurrence of a Liquidity Default pursuant to Sections 3(a)(i) or 3(a)(ii) provided that the Company has failed to use its best efforts to avoid such Liquidity Default pursuant to Section 3(a)(i) or 3(a)(ii); (vi) any acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $5,000,000 by the Company or for money borrowed the repayment of at least $5,000,000 of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, (vii) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days. The Term "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                (b) Remedies. If an Event of Default occurs and is continuing, the Holders of Notes representing a majority of the Conversion Amounts of the Notes then outstanding may declare all of the outstanding Conversion Amounts of the Notes, including any Interest, Liquidity Default Interest and Default Interest and other amounts due, to be due and payable immediately by providing written notice to the Company (an "EVENT OF DEFAULT NOTICE"), except that in the case of an Event of Default arising from events described in clauses (vi), (vii) and (viii) of Section 11(a), this Note shall become due and payable without further action or notice. Each Holder shall deliver to the Senior Agent an Event of Default Notice promptly after sending such notice to the Company. Such notice shall be sent to the Senior Agent by facsimile at (617) 434-4775 or at such other number provided to such Holder by the Senior Agent in writing at least five (5) Business Days prior to such Holder's sending of an Event of Default Notice (written confirmation of receipt mechanically or electronically generated by the sender's facsimile machine containing the time, date, facsimile number referred to above and an image of the first page of such transmission shall be rebuttal evidence of receipt by facsimile).

        12. Vote to Change the Terms of Notes. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and holders of Notes representing at least two-thirds (2/3) of the aggregate Conversion Amount of the Notes then outstanding. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Securities Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

        13. Lost or Stolen Notes. Promptly upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Notes, the Company shall execute and deliver new notes of like tenor and date at the Holder's expense; provided, however, the Company shall not be obligated to re-issue notes if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

        14. Payment of Collection, Enforcement and Other Costs. If: (i) this
Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorney's fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder, provided that the Company shall only be required to pay such fees, costs and expenses relating to clause (i) above to the extent that the Holder prevails on the claim, or in the case of claim for monetary damages or collection, a material dollar judgement (where the materiality of an award shall be judged in proportion to the amount of the claim).

        15. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full pursuant to the terms of this Note, this Note shall automatically be deemed canceled (regardless of whether this Note is actually surrendered to the Company), shall be surrendered to the Company for cancellation and shall not be reissued.

        16. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in principal amounts of at least $500,000) containing the same terms and conditions and representing in the aggregate the principal amount of this Note, and each such new Note will represent such portion of such principal amount as is designated by the Holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

        17. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

        18. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.

        19. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to each Holder of Notes that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Notes and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        20. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all holders and shall not be construed against any person as the drafter hereof.

        21. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        22. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with
Section 9(f) of the Securities Purchase Agreement.

        23. Subordination.

                (a) Subordination to Senior Debt. Each Holder, severally (together with its respective successors and assigns), and the Company covenants and agrees that, to the extent and in the manner hereinafter set forth, the payment of any amounts with respect to the Notes or the Securities Purchase Agreement (collectively, the "SUBORDINATED OBLIGATIONS") is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all the Senior Debt (as defined below) in the manner set forth in this Section 23. Each Senior Lender (as defined below) shall be deemed to have restructured the Senior Debt in reliance upon the covenants and provisions contained in this Section 23.

                (b) No Payment Upon Insolvency Event. Upon any payment or distribution of assets of the Company to its creditors in connection with any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or liabilities, or any bankruptcy, reorganization, receivership, insolvency or similar proceedings of the Company or its property, whether voluntary or involuntary (each an "INSOLVENCY PROCEEDING"):

                        (i) the Senior Lenders shall receive payment in full in
                cash of all amounts due on or to become due on or in respect of all Senior Debt (including any interest accruing thereon at the rate provided in the Senior Credit Agreement (as defined below) after the commencement of any such Insolvency Proceeding, whether or not allowed as a claim against the Company in such Insolvency Proceeding) before any Holder receives or accepts any payment or distribution, whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, securities, property or otherwise (other than a distribution of Reorganization Subordinated Securities which a Holder may receive and retain); and

                        (ii) any payment or distribution of assets of the
                Company of any kind or character, whether in the form of cash, property, securities or otherwise, by set-off, exercising contractual or statutory rights or otherwise, to which any Holder would be entitled but for the provisions of this Section 23(b) (other than a distribution of Reorganization Subordinated Securities which Holder may receive and retain), shall be paid by the Company or the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Agent (as defined below) on behalf of the Senior Lenders.

        In the event that after the commencement of an Insolvency Proceeding, notwithstanding the foregoing provisions of this Section 23(b), any Holder shall receive any payment or distribution of assets of the Company of any kind or character, whether in the form of cash, property, securities or otherwise (other than a distribution of Reorganization Subordinated Securities which a Holder may receive and retain) before all the Senior Debt has been paid in full in cash, then such payment or distribution shall be held in trust for the benefit of, and be immediately paid over to, the Senior Agent on behalf of the Senior Lenders for application to the Senior Debt.

                (c) Restriction on Payments for Restructure Events of Default.

                        (i) Senior Payment Defaults. In the event that any
                Senior Payment Default (as defined below) shall have occurred and be existing, no Holder shall receive or accept any payment or distribution, whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, securities, property or otherwise (other than as provided in Section 23(m) hereof), on account of the Subordinated Obligations until the earlier to occur of (a) such Senior Payment Default having been cured or waived in accordance with the terms of the Senior Credit Facility and (b) the Senior Debt (including, without limitation, amounts that have become and remain due by acceleration, together with any interest accruing thereon at the rate provided in the Senior Credit Facility) having been paid in full in cash. For the avoidance of doubt, the provisions of Section 23(b) hereof shall be applicable during any Insolvency Proceeding notwithstanding any cure or reinstatement of the Senior Debt during, or as a consequence of, such Insolvency Proceeding.

                        (ii) Senior Covenant Defaults. In the event that a
                Senior Covenant Default shall have occurred and be existing, no Holder shall receive or accept any payment or distribution, whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, securities, property or otherwise (other than a distribution of Reorganization Subordinated Securities, payments pursuant to Section 2(e)(v), or pursuant to Section 23(m)), on account of the Subordinated Obligations until the earlier to occur of (a) the cure or waiver of such Senior Covenant Default in accordance with the terms of the Senior Credit Facility, and (b) the expiration of the applicable Blockage Period (as defined below), provided however that nothing contained in this Section 23(c)(ii) shall prohibit the Company from making, and the Holder from receiving, payments (whether in cash, property, securities or otherwise) pursuant to
                Section 2(e)(v) hereof. For the avoidance of doubt, the provisions of Section 23(b) hereof shall be applicable during any Insolvency Proceeding notwithstanding any cure or reinstatement of the Senior Debt during, or as a consequence of, such Insolvency Proceeding.

                        (iii) Prohibited Payments. In the event that the Company
                shall have made, or the Holder shall have received, any payment or distribution of assets of the Company of any kind or character, whether in the form of cash, property, securities or otherwise at any time when prohibited by the foregoing provisions of this Section 23(c), then in such event such payment shall be held in trust for the benefit of, and be immediately paid over to, the Senior Agent on behalf of the Senior Lenders for application to the Senior Debt.

                        (d) Waiver of Certain Rights. Each Holder (A) hereby
                waives any and all rights that it otherwise might have to require the Senior Lenders (i) to marshal any property or assets of the Company or (ii) enforce any guaranty or any security interest or lien given by any guarantor or other person to secure the payment of any or all of the Senior Debt, in each case as a condition precedent to enforcing their rights hereunder and (B) shall not oppose, interfere or otherwise attempt to prevent or impair the Senior Lenders from enforcing their security interests on any collateral securing the repayment of the Senior Debt or their other rights under the Senior Credit Agreement and (C) shall not take, or permit to be taken on its behalf, any action that is inconsistent with the terms of this Section 23.

                        (e) No Authority to Act During Insolvency Proceedings.
                During the pendency of any Insolvency Proceeding, each Holder agrees not to take any action which it is prohibited from taking under this Section 23.

                        (f) Subrugation to Rights of Senior Lenders. Subject to
                the prior payment in full in cash of all Senior Debt, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Obligations shall have been applied pursuant to this Section 23 to the payment of Senior Debt, then and in each such event, the holders of the Subordinated Obligations shall be subrogated to the rights of each holder of Senior Debt to receive any further payment or distribution in respect of or applicable to the Senior Debt; and, for the purposes of such subrogation, no payment or distribution to the holders of Senior Debt of any cash, property or securities to which any holder of Subordinated Obligations would be entitled except for the provisions of this
                Section 23 shall, and no payment over to the holders of Senior Debt by the holders of the Subordinated Obligations pursuant to the provisions of this Section 23 shall be deemed, as between and among the Company, their creditors other than the holders of Senior Debt and the holders of Subordinated Obligations, to be a payment by the Company to or on account of Senior Debt.

                        (g) Provisions Solely To Define Relative Rights. The
                provisions of this Section 23 are intended solely for the purpose of defining the relative rights of each Holder, on the one hand, and the Senior Lenders, on the other hand. Nothing contained in this Section 23 or elsewhere shall impair, as among the Company, its creditors (other than the Senior Lenders) and the Holders, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and, interest on the Senior Debt and the Subordinated Obligations, in each case in accordance with its terms.

                        (h) No Waiver of Subordination Provisions. Except as
                expressly provided herein, no right of any present or future Senior Lender to enforce the subordination provisions provided herein shall at any time be prejudiced or impaired in any manner by any act or failure to act on the part of the Company or any Holder, by any act or failure to act by any Senior Lenders or by any noncompliance by the Company or any Holder with the terms, provisions and covenants of this Section 23, regardless of any knowledge thereof any Senior Lender may have or be otherwise charged with.

                        (i) Amendments, etc. No provision which affects the
                superior position of the Senior Lenders will be effective against the Senior Lenders without the prior written consent of the Senior Lenders in accordance with the terms of the Senior Credit Facility.

                        (j) Third Party Beneficiaries; Specific Enforcement.

                                (i) The provisions of this Section 23 are
                        intended for the benefit of, and shall be enforceable directly by, each Senior Lender. Each Holder acknowledges and agrees that the terms of this Section 23 are a material inducement to the Senior Lenders to restructure the Senior Debt, that the Senior Lenders would not have restructured the Senior Debt without the benefit of the provisions contained in this Section 23. Accordingly, each Holder agrees that the Senior Lenders are third party beneficiaries of this Section 23 and may enforce all of its terms directly against each Holder.

                                (ii) Each Senior Lender is hereby authorized to
                        demand specific performance of the provisions of this
                        Section 23, whether or not the Company shall have complied with any of the provisions of this Section 23 applicable to it, at any time when any Holder shall have failed to comply with any of such provisions of this
                        Section 23 applicable to it. Each Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance, it being agreed that the Senior Lenders will suffer irreparable harm if the terms of this Section 23 are not strictly enforced in accordance with its terms.

                        (k) Holder's Right of Alternative Subordination
                Provision. If, in connection with a restructuring or refinancing of a portion of the Senior Debt by the Company and one, but not more than one, Senior lender (together with such Senior Lender's affiliates) pursuant to which the Company in any manner issues or sells any debt or convertible securities after the Initial Issuance Date which are in exchange for the portion of the Senior Debt held by such Senior Lender (and its affiliates if applicable) and where the holder of such new debt or convertible securities agrees to be subordinated to the remaining Senior Debt, the Company shall provide written notice thereof via facsimile and overnight courier to the Holder ("SUBORDINATION NOTICE") on the date of issuance of such debt or convertible securities which notice shall set forth the terms of the subordination provisions applicable to such debt or convertible securities ("NEW SUBORDINATION PROVISION"). If the Holders of two-thirds (b) of the principal amount of the Notes outstanding provide written notice via facsimile and overnight courier (the "SUBORDINATION ELECTION NOTICE") to the Company within twenty
                (20) Business Days of receiving a Subordination Notice that the Holders desire to replace the subordination provision contained in this
                Section 23 with the New Subordination Provision, then from and after the date of the Company's receipt of the Subordination Election Notice the subordination provision contained in this
                Section 23 will automatically be amended in its entirety and replaced with the New Subordination Provision (together with such modifications to this Note as may be required to give full effect to the substitution of such New Subordination Provision). The Holders delivery of a Subordination Election Notice shall serve as the consent required to amend this Note required pursuant to Section 12.

                        (l) Definitions. For purposes of this Section 23 the
                following terms are defined as follows:

                                (i) "BLOCKAGE PERIOD"means (A) with respect to
                        any payment owing as a result of an Event of Default pursuant to Sections 11(a)(iv) or 11(a)(v) hereof, the expiration of 45 days from the date on which an Event of Default Notice given with respect to Sections 11(a)(iv) or 11(a)(v) was received by the Senior Agent in accordance with Section 11(b) and (B) with regard to payments owing as a result of an Event of Default pursuant to Section 11(a)(i), the expiration of 180 days from, the date on which an Event of Default Notice given with respect to Section 11(a)(i) was received by the Senior Agent in accordance with Section 11(b).

                                (ii) "REORGANIZATION SUBORDINATED SECURITIES"
                        shall mean any debt or equity securities of the Company or any other person that are distributed to the Holder in respect of the Subordinated Obligations pursuant to a confirmed plan of reorganization or adjustment and that
                        (a) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Obligation is subordinated to the Senior Debt, (b) do not have the benefit of any obligation of any person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt.

                                (iii) "SENIOR CREDIT FACILITY" means the Loan
                        Restructure Agreement, among the Company, the various financial institutions as are, or shall from time to time become, parties thereto (together with the Senior Agent, collectively the "Senior Lenders"), and Fleet National Bank f/k/a BankBoston, N.A., as restructure agent (inclusive of all successors thereto, the "Senior Agent") for the Senior Lenders, together with all related documents (including without limitation all guarantees, security agreements, pledge agreements, mortgages, other collateral documents and other agreements entered into in connection therewith or pursuant thereto) as the same may be renewed, extended, modified, amended, supplemented, deferred or otherwise changed from time to time, including without limitation, any agreements extending the maturity of, or refinancing or refunding, all or any portion of the indebtedness under, or increasing the amount to be borrowed under, any such agreements or successor agreements whether or not by or among the same parties.

                                (iv) "SENIOR COVENANT DEFAULT" means any
                        Restructure Event of Default under, and as defined in, the Senior Credit Facility, other than a Senior Payment Default (as defined below).

                                (v) "SENIOR DEBT" means (a) the principal of,
                        and premium, if any, payable on redemption or prepayment of, and interest on, all indebtedness and letters of credit now existing or hereafter incurred under the Senior Credit Facility and all other obligations under the Senior Credit Facility, including without limitation all fees, expenses (including reasonable fees and expenses of counsel), claims, charges, indemnity obligations and interest accruing subsequent to the commencement of any Insolvency Proceeding, whether or not allowed in such Insolvency Proceeding; and (b) all obligations of the Company under any interest rate swap agreement, currency exchange agreement or similar agreement entered into with any Senior Lender pursuant to the terms and provisions of the Senior Credit Facility, including interest under any such agreement (and including interest accruing subsequent to the commencement of any Insolvency Proceeding), whether or not allowed in such Insolvency Proceeding); and (c) any renewals, extensions, modifications, amendments, supplements, deferrals or other changes to any of the foregoing, including without limitation, any agreement extending the maturity of, or refinancing or refunding of, all or any portion of the indebtedness under, or increasing the amount to be borrowed under any of the foregoing, whether or not by and among the same parties, and the proceeds of any indebtedness used to refinance any of the foregoing. To the extent any payment with respect to the Senior Debt (as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or similar person, then such payment or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                                (vi) "SENIOR PAYMENT DEFAULT" means a
                        Restructure Event of Default under, and as defined in,
                        Section 9.1(a) of the Senior Credit Facility.

                (m) Right of Holder to Convert and seek Specific Performance. Notwithstanding anything to the contrary contained in this Section 23, except for and subject to a payment or distribution of assets of any kind pursuant to Sections 23(b)(i) and 23(b)(ii), the Holder of this Note may at any time in accordance with the provision of this Note and without regard to whether or not any default (including a Senior Payment Default or a Senior Covenant Default) exists under the Senior Credit Facility (I) convert this Note and any Conversion Amount into shares of

        Common Stock, (II) exercise the right to seek specific performance,
        (III) acquire or receive those rights and benefits granted to such Holder pursuant to Sections 4(c) and 4(d).

                (n) Conflicts. In the event of any conflict between the terms of this Section 23 and the Securities Purchase Agreement, the Registration Rights Agreement or the Notes, the terms of this Section 23 shall prevail in all respects.

                            *   *   *   *   *

        IN WITNESS WHEREOF, the Company has caused this Note to be signed by ___________________, its _______________________________, as of the ____ day of
____________, ______.

                                            KOMAG, INCORPORATED


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT I

                               KOMAG, INCORPORATED
                                CONVERSION NOTICE

Reference is made to the Note issued by Komag, Incorporated (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note, which amount shall equal or exceed the Minimum Conversion Amount (as defined in the Note), indicated below into shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), of the Company as of the date specified below.

        Date of Conversion:
                           -----------------------------------------------------

        Aggregate Conversion Amount to be converted:
                                                    ----------------------------

        Note no(s). of Note to be converted:
                                            ------------------------------------

Please confirm the following information:

        Conversion Price:
                         -------------------------------------------------------

        Number of shares of Common Stock to be issued:
                                                      --------------------------

Please issue the Common Stock into which the Note is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

        Issue to:
                 ---------------------------------------------------------------


        Facsimile Number:
                         -------------------------------------------------------

        Authorization:
                      ----------------------------------------------------------
                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

        Dated:
              ------------------------------------------------------------------

        Account Number:
         (if electronic book entry transfer):
                                             -----------------------------------

        Transaction Code Number
         (if electronic book entry transfer):
                                             -----------------------------------

                                 ACKNOWLEDGMENT


Date:
     ------------------------------

Via Fax (415) 398-7156 (Follow up with hard copy in mail)

Attn:
     ----------------------------
ChaseMellon Shareholder Services
235 Montgomery Street, 23rd Floor
San Francisco, CA  94104

        Re: Issuance                 Control No.
                                                -----------------

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below. The shares are being issued pursuant to the agreement dated May __, 2000 between Komag, Incorporated and _________________________________.

             Date of Issuance:
                                    -----------------------------

             Number of Shares:
                                    -----------------------------
                                    ___ Original Issue or
                                    ___ Transfer from Treasury Acct. No.
                                                                        --------

             Broker Name:
                                    -----------------------------
             Broker's DTC #:
                                    -----------------------------
             (if applicable)



                                    Sincerely,
                                    KOMAG, INCORPORATED


                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------